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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170, 333-1632, 333-15655 and 333-29431) and in the
Prospectuses constituting part of the Registration Statements on Form S-4 (No. 333-03696) and Form S-3 (No. 333-41111) of PetsMart, Inc. of our report dated March 22, 1996 on the financial statements of State Line Tack, Inc. (the Company) as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995 included in PETsMART, Inc.'s Form 10-K for the year ended February 1, 1998, and to the reference made to us under the heading "Experts" in the prospectuses, which are part of such registration statements. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1995.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 1, 1998